MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                            1900 SOUTH ATHERTON STREET
SUITE 340 WEST                                                         SUITE 101
WASHINGTON, D.C.  20005                                 STATE COLLEGE, PA  16801
(202) 434-4660                                                    (814) 272-3502
FACSIMILE: (202) 434-4661                             FACSIMILE:  (814) 272-3514



September 9, 2005

Parke Bancorp, Inc.
601 Delsea Drive
Washington Township, New Jersey 08080


        RE:   Registration Statement on Form S-8:
              ----------------------------------
              Parke Bancorp, Inc. 2003 Stock Option Plan
              Parke Bancorp, Inc. 1999 Non-Qualified Stock Option Plan
              Parke Bancorp, Inc. 2002 Employee Equity Incentive Plan
              Parke Bancorp, Inc. 2002 Stock Option Plan for Vito S. Pantilione Parke Bancorp, Inc. 1999 Stock Option Plan for Vito S. Pantilione

Gentlemen:

         We have acted as special counsel to Parke Bancorp, Inc., a New Jersey corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 183,880 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 98,174 shares of Common Stock granted under the Parke Bancorp, Inc. 2003 Stock Option Plan, (ii) upon the exercise of 8,184 shares of Common Stock granted under the Parke Bancorp, Inc. 2002 Employee Equity Incentive Plan, (iii) upon the exercise of 30,048 shares of Common Stock under the Parke Bancorp, Inc. 1999 Non-Qualified Stock Option Plan, (iv) upon the exercise of 7,874 shares of Common Stock under the Parke Bancorp, Inc. 2002 Stock Option Plan for Vito S. Pantilione, and (v) upon the exercise of 39,600 shares of Common Stock under the Parke Bancorp, Inc. 1999 Stock Option Plan for Vito S. Pantilione (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                                    Sincerely,


                                                    /s/Malizia Spidi & Fisch, PC
                                                    ----------------------------
                                                    Malizia Spidi & Fisch, PC